Exhibit 10(i)(I)
Qimonda AG
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission.
Confidential Portions denoted by [***].
Fourth Amendment to
Joint Venture Agreement dated 13 November 2002
This Amendment (“Fourth Amendment”) to the subject Agreement, is entered into by and between
Nanya Technology Corporation, a company legally established under the laws of the Republic of China and having its head office at Hwa-Ya Technology Park 669, Fuhsing 3rd Road, Kueishan, Taoyuan, Taiwan, Republic of China (hereinafter “NTC”),
and
Infineon Technologies AG, a company legally established under the laws of Germany and having its head office at St.-Martin-Strasse 53, D-81669 Munich, Germany (hereinafter “IFX”),
(collectively the “Parties”)
WHERAS the Parties have entered into a Joint Venture Agreement on 13 November 2002.
WHEREAS the Parties have entered into a First Amendment to the Joint Venture Agreement on 3 December 2003, a Second Amendment to the Joint Venture Agreement on 28 September 2004 and a Third Amendment to the Joint Venture Agreement on 5 April 2005.
WHEREAS, the Parties have agreed on further changes to the Joint Venture Agreement
NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:
1. Section 1.4 including the changes made to it in the Third Amendment shall be replaced by the following:
1.4	Limitations on Sale, Transfer and Other Disposition, and Use of Shares as Security
1.4.1	Within five (5) years after the incorporation of the Company, or until the shares of the Company are listed on Taiwan Stock Exchange, or any stock exchange out of the Republic of China (the “Stock Exchange”), whichever is earlier, neither Party shall, without the prior written consent of the other Party, sell, transfer or otherwise dispose of its shares (except for, (i) transfers of shares to an Affiliate, or (ii) transfers of shares to employees under Subsection 1.3-6, each under the terms of this Agreement and in accordance with the provisions of the Articles of Incorporation), or pledge, hypothecate or otherwise use its shares as security, or grant options over its legal and beneficial interest in its shares. Any action of a Party violating this provision shall be void and shall be considered a material breach of this Agreement in accordance with Subsection 7.3 (a).
1.4-2	a) To the extent that the restrictions of Subsection 1.4.1 cease to apply (but subject to the Minimum Shareholding under Subsection 1.4-4) and in the case that either Party desires to sell to a bona fide third party all or any of its shares of the Company (such Party hereinafter the “Selling Party”), the other Party shall have a right of first refusal to purchase such shares (except for transfers of shares to an Affiliate under the terms of this Agreement and in accordance with the provisions of the Articles of Incorporation). The Selling Party shall first give a written notice to the other Party (hereinafter the “Receiving Party”) setting forth i) the number of shares proposed to be transferred (hereinafter the “Offered Shares”), ii) the proposed purchase price, terms and payment and other material terms and conditions received from a bona fide third party and iii) an irrevocable offer to sell Offered Shares to the Receiving Party (hereinafter the “Sale Offer”) at the same price and on the same terms and conditions as set forth therein. For the avoidance of doubt, the right of first refusal stipulated in this Subsection 1.4-2 shall apply only when i) the shares of the Company remain unlisted after five (5) years of incorporation of the Company; or ii) in the case where the shares of the Company are listed on the Stock Exchange, the right of first refusal stipulated herein shall only apply for the Off-the-Market Sale of shares of the Company by either Party.

For the purpose of this Subsection 1.4-2, Off-the-Market Sale shall mean the sale of shares of the Company not through the Stock Exchange or not via Depository Receipts.

b) The Receiving Party shall have the right to purchase the Offered Shares pursuant to the Sale Offer, in whole or in part, by delivering a written notice to the Selling Party within 30 days from the date of the Sale Offer, irrevocably stating therein that all of the Offered Shares will be purchased by the Receiving Party.

c) If the Receiving Party provides to the Selling Party the notice specified in the immediately preceding paragraph, then the Receiving Party shall have 30 days to complete the purchase of the Offered Shares upon the terms set forth in the Sale Offer (hereinafter the “Purchase Period”), provided, however, that the Purchase Period shall be extended until such date as all required approvals, consents or authorizations in connection with such purchase are obtained.

d) If the Receiving Party shall not have completed such purchase within the Purchase Period, as extended as provided herein, then the Selling Party shall have the right for 90 days thereafter (hereinafter the “Transfer Period”) to
Fourth Amendment to JVA between NTC and IFX

transfer the Offered Shares not subject to any of the restrictions set forth in this Agreement; provided, however, that such transfer is consummated on terms not more favorable to the purchasers thereof than the terms specified on the Sale Offer; and provided, further, that the Transfer Period shall be extended until such date as all required approvals, consents or authorizations in connection with such purchase are obtained.

e) If at the end of the Transfer Period, as extended as provided herein, the Selling Party has not completed the sale of the Offered Shares, the Selling Party shall no longer be permitted to sell such Offered Shares pursuant to this Section 1.4.

f) In case that any Party transfers all or part of its shares in the Company to a third party in accordance with this Section 1.4-2, this Agreement shall not terminate and such Selling Party shall remain liable to all obligations under this Agreement, and it is a precondition for such transfer of shares that the Selling Party shall have caused such third party to enter into an undertaking to the benefit of the other Party by which such third party agrees to be bound by the covenants of this Agreement and to perform the obligations of the Selling Party under this Agreement.

g) Notwithstanding anything to the contrary of other provisions set forth in this Section 1.4-2, neither Party shall sell any of its shares of the Company to any Competitors of the Company via either a Depository Receipt or an Off-the-Market Sale, or via after hour trading on the Stock Exchange. For purposes of this Agreement, a Competitor shall mean a company which conducts the businesses of development, manufacture or sale of semiconductor products which are in competition with the Company’s products at any time.

1.4-3	a) In case that a Party (“Transferring Party”) transfers all or part of its shares in the Company to an Affiliate, this Agreement shall terminate with regard to the Transferring Party and it is a precondition for such transfer of shares that the Transferring Party shall have caused such Affiliate to enter into an agreement with the other Party, and the other Party agrees to enter into such an agreement with the Affiliate, by which such Affiliate agrees to be bound by the covenants of this Agreement and the Ancillary Agreements and to perform the obligations of the transferring Party under this Agreement and the Ancillary Agreements.

b) If the transfer of shares in the Company from the Transferring Party to an Affiliate occurs in accordance with Section 1.4-3 (a) above, the Transferring Party undertakes and agrees, and shall cause such Affiliate to undertake and agree, that should it at anytime cease to be an Affiliate of the Transferring Party, such Affiliate will, duly transfer all its shares in the Company to the Transferring Party or another Affiliate of the Transferring Party without undue delay (the undertaking and agreement set forth above is referred to as the “Re-transfer Obligation”).
Fourth Amendment to JVA between NTC and IFX

c) The Parties acknowledge that the Company has recently submitted an IPO application to Taiwan Stock Exchange and that the applicable laws and regulations require the Parties to put their shares in the Company in lock-up (the “Statutory Lock-up”). In case that a Party decides to transfer its shares in the Company to an Affiliate while some or all of its shares in the Company are still subject to the Statutory Lock-up, the Transferring Party will use its best effort to seek approval from the relevant governmental authorities for such transfer. The other Party agrees to support the Transferring Party to obtain said governmental approvals.

d) In case that, (i) the Transferring Party has transferred shares in the Company to an Affiliate while the shares are still in Statutory Lock-up and (ii) while the shares are still in Statutory Lock-up, the conditions for the Re-transfer Obligation as set forth in Section 1.4-3 (b) are fulfilled, then the Transferring Party will use its best effort to seek approval from the relevant governmental authorities for the transfer, as required under the Re-Transfer Obligation, and the other Party agrees to support the Transferring Party to obtain said governmental approvals. In case where the above approval cannot be obtained within 2 months from the date of filing of such application for approval, the Transferring Party shall cause its Affiliate to, fulfill any part of the Re-Transfer Obligation when applicable laws and regulations permit.

e) In case that IFX will spin-off its memory products division to an Affiliate (the “MP-Affiliate”) and transfer its shares in the Company to the MP-Affiliate as part of this spin-off, the Re-transfer Obligation shall expire (i) [***] or (ii) five years after the effective date of the spin-off, whichever is earlier.

f) In case that, (i) the MP-Affiliate ceases to be an Affiliate of IFX, and (ii) [***], and (iii) the failure to achieve the conditions of the preceding sub-paragraph (ii) is not attributable to NTC or an event of Force Majeure, [***]

1.4-4	Minimum Shareholding
(a) Notwithstanding anything to the contrary of other provisions set forth in this Article 1, each Party together with its Affiliates shall own a minimum of 33.5% of the outstanding shares of the Company at any time (the “Minimum Shareholding”) and shall not pledge, hypothecate or otherwise use its shares as security, or grant options over its legal and beneficial interest in these 33.5% of the outstanding shares (“Encumbrance”), with the understanding that if a Party transfers its shares in the Company to an Affiliate as contemplated by Subsection 1.4-3 above, the Transferring Party shall be relieved from the Minimum Shareholding obligation and the Affiliate shall forthwith adhere to the Minimum Shareholding obligation.

(b) Any action in violation of this provision shall be considered a material breach of this Agreement according to Subsection 7.3 (a).
Fourth Amendment to JVA between NTC and IFX

(c) In case the non-breaching Party decides not to terminate this Agreement for material breach according to Subsection 7.3(a), it may choose that each Party’s Output Share shall be adjusted by the following formula: The breaching Party shall be obligated to offer to the non-breaching Party, and the non-breaching Party shall have the right of first refusal to the offer from the breaching Party, a share of the Total Capacity amounting to 1.5[x]% of the Total Capacity of the Company if the breaching Party’s shareholding is [x]% less than 33.5% of the shares of the Company, or if the breaching Party’s shareholding free of any Encumbrance is [x]% less than 33.5% of the shares of the Company. By way of example: If the breaching Party’s shareholding is decreased to 16% of the outstanding shares of the Company, it shall offer to the non-breaching Party 26.25% (1.5[33.5-16])% of the Total Capacity. The terms Output Share and Total Capacity used in this Subsection 1.4-4 shall have the same meaning as defined in the PPCRA and the Parties shall cause the Company to comply with this Subsection 1.4-4.

(d) Further to the rights of the non-breaching Party to terminate this Agreement pursuant to Section 7.3 (a), or to claim an adjustment of the Output Share pursuant to Subsection 1.4-4 (c), the breaching Party shall on written request of the non-breaching Party:
-	withdraw one of its appointed directors if the shareholding of the breaching Party drops below 30%;

-	withdraw two of its appointed directors if the shareholding of the breaching Party drops below 26%;

-	withdraw three of its appointed directors and its appointed supervisor if the shareholding of the breaching Party drops below 22%;

-	withdraw four of its appointed directors and its appointed supervisor if the shareholding of the breaching Party drops below 16.75%.
1.4-5	Depository Receipts Offering
Subject to the Minimum Shareholding each Party shall be entitled to dispose of its shareholding in the Company via the offering of depository receipts. If a Party intends to do so, it shall first inform the other Party of the volume of shares to be offered and the anticipated price. The other Party may request within 15 days to participate in such offering, or to buy the first Party’s shares intended to be offered via depository receipts, provided that the Parties can agree on the conditions for such joint offering, or a price for the shares within the 15 days period. In any event and even if there is no agreement within the above 15 days period, the Parties agree to cause their nominees on the board of the Company to support such offerings and to vote affirmatively on any resolution required for such offering. The Parties shall cause the Company to sponsor such offering of depository receipts and to file all necessary applications, in particular with the Securities and Futures Bureau.
2. The following shall replace Subsection 2.3-1 (t):
     “(t) Decision to enter into, modify, extend or terminate a one-time service or purchase of goods agreement in the amount of more than NT$70,000,000 or any long-term service or purchase
Fourth Amendment to JVA between NTC and IFX

of goods agreement between the Company and a shareholder holding more than 10% of the Company’s issued share capital, or a legal person affiliated to such shareholder;”
3. The following shall be added to the end of Section 7.5:
     Notwithstanding anything to the contrary in this Agreement and on the condition that the Party (the “Purchasing Party”) that decides to, or is obligated to, purchase the shares of the Company held by the other Party (the “Selling Party”) has, within 10 days after a Sale Notice or Purchase Notice is served on the Selling Party, deposited full amount of the purchase price (the “Purchase Proceeds”) as contemplated by the paragraph immediately below with a international reputable custodian bank, the escrow agreement of which shall be approved by the Selling Party within 3 days from the receiving of the escrow agreement; the consent of which shall not be unreasonably withheld, the Selling Party shall conduct and complete a share swap of all of the shares of the Company held by it into the new shares issued by a private Taiwanese company limited by shares (the “Shell Company”) within 25 days from the date the Sale Notice or the Purchase Notice is served. The Selling Party further undertakes to cause the Shell Company to print and issue new share certificates for the exchanged shares (the “Shares”) within 45 days from the closing the share swap.
     Once the said Shares certificates are printed and issued to the Selling Party, the Selling Party shall immediately deliver to the Purchasing Party Share certificates and a transfer application form provided by the Shell Company, duly endorsed for transfer to the Purchasing Party; provided that title to the Shares shall only pass to the Purchasing Party at the time that the Purchase Proceeds have been paid to the Selling Party in accordance with this paragraph. The Purchasing Party shall pay to the Selling Party the Purchase Proceeds, after deducting the securities transaction tax accrued as a result of the sale of the Shares, by wire transfer of funds to the account of the Selling Party that it had indicated to the Purchasing Party.
     For the purpose of this Article 7.5, the Parties agree that the above mechanism for the transfer of the shares of the Company shall be the preferred one to be adopted and executed by the Parties, if it is not in violation of the then effective laws and regulations and no other mechanism has been agreed by the Parties before the implementation of the transfer. In addition to those transfers accurately identified and designated by the parties hereto to take place but which the parties are not able to effect accordingly for whatever reason, including but not limited to the change of law or circumstances, the parties hereto shall cooperate in good faith to effect the transfer of the shares of the Company.
4. The following shall be added to Subsection 8.4-1.4:
     Notwithstanding anything to the contrary in this Agreement and on the condition that the Party (the “Buyer”) that decides to, or is obligated to, purchase the shares of the Company held by the other Party (the “Seller”) has, within 10 days from the acceptance of a sale notice served on the Seller, deposited full amount of the purchase price (the “Purchase Proceeds”) as contemplated in this Article 8.4-1.4 with a international reputable custodian bank, the escrow agreement of which shall be approved by the Seller within 3 days from the receiving of the escrow agreement; the consent of which shall not be unreasonably withheld, the Seller shall conduct and complete a share swap of all of the shares of the Company held by it into the new shares issued by a Shell Company within 25 days from the date the sale notice is served. The Seller further undertakes to cause the Shell
Fourth Amendment to JVA between NTC and IFX

Company to print and issue new share certificates for the exchanged shares (the “ Stock”) within 15 days from the closing the share swap.
     Once the said Stock certificates are printed and issued to the Seller, the Seller shall immediately deliver to the Buyer Stock certificates and a transfer application form provided by the Shell Company, duly endorsed for transfer to the Buyer; provided that title to the Shares shall only pass to the Buyer at the time that the Purchase Proceeds have been paid to the Seller in accordance with this paragraph. The Buyer shall pay the Seller the Purchase Proceeds, after deducting the securities transaction tax accrued as a result of the sale of the Shares, by wire transfer of funds to the account of the Seller that it had indicated to the Buyer.
     For the purpose of this Article 8.4-1.4, the Parties agree that the above mechanism for the transfer of the shares of the Company shall be the preferred one to be adopted and executed by the Parties, if it is not in violation of the then effective laws and regulations and no other mechanism has been agreed by the Parties before the implementation of the transfer. In addition to those transfers accurately identified and designated by the parties hereto to take place but which the parties are not able to effect accordingly for whatever reason, including but not limited to the change of law or circumstances, the parties hereto shall cooperate in good faith to effect the transfer of the shares of the Company.
5. The following shall be added to Section 8.5:
     “Each Party may transfer and assign its rights and obligations under this Agreement to an Affiliate in case of a permitted transfer of its shares in the Company as contemplated by Subsection 1.4-3 above.”
6. The Parties acknowledge that the Company has recently submitted an IPO application to Taiwan Stock Exchange. Any direct or indirect, private or open proxy solicitation of a Party shall only be conducted in agreement with the other Party. If the Parties cannot reach an agreement on a proxy solicitation, both Parties shall not directly or indirectly engage in any private or open proxy solicitation for proxies from other shareholders of the Company unless the other Party has given its written approval thereto.
Fourth Amendment to JVA between NTC and IFX

Nanya Technology Corporation	Infineon Technologies AG

By: /s/ Jih Lien	By: /s/ Michael Majerus
Name: Jih Lien	Name: Dr. Michael Majerus
Title: President	Title: Group Vice-President
Date: March 22, 2006	Date: March 22, 2006

By: /s/ Rudolf von Moreau
Name: Rudolf von Moreau
Title: Senior Director
Date: March 22, 2006
Fourth Amendment to JVA between NTC and IFX